Exhibit 5.1

September 1, 2020

Taronis Fuels, Inc.
24980 N. 83rd Avenue

Unit 100

Peoria, AZ 85383

Re: Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel to Taronis Fuels, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering on a resale basis by the selling stockholders identified in the Registration Statement, from time to time, of up to 12,500,000 shares (the “Shares”) of Common Stock, par value $0.000001 per share (the “Common Stock”), and up to 93,500,000 shares of Common Stock of the Company issuable upon exercise of warrants to purchase Common Stock (the “Warrants”) as described in the Registration Statement.

I have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. I have relied, without independent verification, on certificates of public officials. In my examination, I have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to me as copies.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, I am of the opinion that, assuming that there is a sufficient number of authorized and unissued shares of Common Stock at the time of a Warrant exercise, the Shares and the Common Stock underlying the Warrants, when and if issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to General Counsel under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Tyler B. Wilson, Esq.
General Counsel